Exhibit 10.1
EXECUTION VERSION

SECOND AMENDMENT dated as of April 20, 2022 (this “Agreement”), to the Revolving Credit Agreement dated as of February 10, 2020 (as heretofore amended, the “Existing Revolving Credit Agreement”), among OTIS WORLDWIDE CORPORATION, a Delaware corporation (the “Company”), the SUBSIDIARY BORROWERS party thereto, the LENDERS party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, pursuant to Section 8.01(a)(i) of the Existing Revolving Credit Agreement, the Administrative Agent and the Company desire, subject to the terms and conditions set forth below, to amend the Existing Revolving Credit Agreement on the terms set forth herein (the Existing Revolving Credit Agreement, as so amended, is referred to as the “Amended Revolving Credit Agreement”).
WHEREAS, pursuant to Section 8.01(a)(i) of the Existing Revolving Credit Agreement, this Agreement will become effective so long as the Administrative Agent shall not have received, on the fifth Business Day after April 12, 2022 (the date the Administrative Agent has posted a copy of this Agreement to all Lenders), written notice of objection to this Agreement from Lenders comprising the Required Lenders.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Defined Terms. Capitalized terms used and not otherwise defined herein (including in the preliminary statements hereto) have the meanings assigned to them in the Amended Revolving Credit Agreement.
SECTION 2. Amendments to the Existing Revolving Credit Agreement. Effective as of the Second Amendment Effective Date (as defined below), the definition of “Qualifying Material Acquisition” is hereby amended and restated in its entirety to read as follows:
““Qualifying Material Acquisition” means any acquisition by the Company or any of its Subsidiaries of (a) equity interests in any Person if, after giving effect thereto, such Person will become a Subsidiary of the Company (or, if such Person is already a Subsidiary of the Company, such acquisition shall increase the equity of such Person owned by the Company and its Subsidiaries) or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person (in the case of both clauses (a) and (b), including as a result of a merger or consolidation); provided that the aggregate cash consideration therefor (including Debt of such acquired Person (or such business unit, division, product line or line of business) assumed in connection therewith or that is refinanced in connection therewith, all obligations in respect of deferred purchase price and all other cash consideration payable in connection therewith) exceeds US$750,000,000.”

SECTION 3. Representations and Warranties. The Company represents and warrants to the other parties hereto that:
(a) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b) On and as of the Second Amendment Effective Date, (i) the representations and warranties of the Company set forth in Section 4.01 of the Amended Revolving Credit Agreement (other than Sections 4.01(e)(ii) and 4.01(f) thereof) are true and correct (x) in the case of the representations and warranties qualified by materiality or Material Adverse Effect in the text thereof, in all respects and (y) in the case of the representations and warranties other than those referenced in the foregoing clause (x), in all material respects and (ii) no Default or Event of Default has occurred and is continuing.
SECTION 4. Effectiveness of this Agreement. This Agreement and the amendment of the Existing Revolving Credit Agreement as set forth in Section 2 hereof shall become effective as of the first date (the “Second Amendment Effective Date”) on which each of the following conditions shall have been satisfied or waived:
(a) The Administrative Agent shall have executed a counterpart of this Agreement and shall have received from the Company either (i) a counterpart of this Agreement signed on behalf of the Company or (ii) written evidence satisfactory to the Administrative Agent (which may include email transmission of a signed signature page of this Agreement) that the Company has signed a counterpart of this Agreement.
(b) The Administrative Agent shall have posted a copy of this Agreement to each of the Lenders, and the Administrative Agent shall not have received, on the fifth Business Day after April 12, 2022 (the date the Administrative Agent has posted this Agreement to all Lenders), written notice of objection to this Agreement from Lenders comprising the Required Lenders.
(c) The Administrative Agent shall have received reimbursement of all reasonable out-of-pocket expenses incurred by it in connection with this Agreement that are required to be reimbursed or paid by the Company under the Existing Revolving Credit Agreement, to the extent invoiced not less than one Business Day before the Second Amendment Effective Date.
The Administrative Agent shall promptly notify, in writing, the Company and the Lenders of the Second Amendment Effective Date, and such notice shall be conclusive and binding.
SECTION 5. Effect of Amendment; No Novation. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Existing Revolving Credit Agreement or any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Revolving Credit Agreement or any other Loan Document, all of which shall continue in full force and effect in accordance with the provisions thereof. Nothing herein shall be deemed to entitle any of the Company or the Subsidiary Borrowers on any other occasion to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Revolving Credit Agreement or any other Loan Document in similar or different circumstances. This Agreement constitutes a Loan Document for all purposes of the Amended Revolving Credit Agreement and the other Loan Documents.
(b) On and after the Second Amendment Effective Date, each reference in the Existing Revolving Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, as used in the Existing Revolving Credit Agreement, shall refer to the Amended Revolving Credit Agreement, and each reference in any other Loan Document to “the Credit Agreement” or words of like import shall refer to the Amended Revolving Credit Agreement.
SECTION 6. Incorporation by Reference. Sections 8.09(a), 8.10, 8.11, 8.12 and 8.14 of the Existing Revolving Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

OTIS WORLDWIDE CORPORATION
By /s/ Imelda Suit
Name: Imelda Suit Title: Vice President, Treasurer

[Signature Page to Second Amendment to the Otis Revolving Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By
/s/ Jonathan Bennett
Name: Jonathan Bennett
Title: Executive Director

[Signature Page to Second Amendment to the Otis Revolving Credit Agreement]